Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-173893) pertaining to the Papa John’s International, Inc. 2011 Omnibus Incentive Plan filed May 3, 2011,

(ii)
Registration Statements (Form S-8 No. 333-165154 and No. 333-168562) pertaining to the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan filed March 2, 2010 and August 5, 2010, respectively,

(iii)	Registration Statement (Form S-8 No. 333-150762) pertaining to the Papa John’s International, Inc. 2008 Omnibus Incentive Plan filed May 5, 2008,

(iv)	Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008,

(v)	Registration Statement (Form S-8 No. 333-138427) pertaining to the Papa John’s International, Inc. 2003 Stock Option Plan for Non-Employee Directors filed November 3, 2006,

(vi)
Registration Statements (Forms S-8 No. 333-86535 and No. 333-142885) pertaining to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan filed September 3, 1999 and May 11, 2007, respectively, and,

(vii)	Registration Statement (Form S-8 No. 333-168561) pertaining to the Papa John’s International, Inc. 401(k) Plan filed August 5, 2010,

of our reports dated February 21, 2012, except for the error corrections discussed in Note 1 and the retrospective presentation of the statement of comprehensive income discussed in Note 2, as to which the date is April 16, 2013, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc. and Subsidiaries dated February 21, 2012, except for the effects of the material weakness identified in the sixth paragraph of our report as to which the date is April 16, 2013 included in this Annual Report (Form 10-K/A) of Papa John’s International, Inc. and Subsidiaries for the year ended December 25, 2011.

/s/ Ernst & Young LLP

Louisville, Kentucky
April 16, 2013